Exhibit 4.2

                          SECOND SUPPLEMENTAL INDENTURE
                            7-5/8% Senior Notes due 2011

     This Second Supplemental Indenture (this "Supplemental Indenture") executed as of this 16th day of December, 2005 and effective at 9:00 a.m., local time in Austin, Texas on December 28, 2005 is among Swift Energy Company, a Texas corporation ("Old Swift"), Swift Energy Operating, LLC, a Texas limited liability company ("Operating"), New Swift Energy Company, a Texas corporation ("New Swift"), and Wells Fargo Bank, National Association (the "Trustee"), as Trustee, and supplements, amends and modifies that certain Indenture dated as of June 23, 2004 and First Supplemental Indenture dated as of June 23, 2004 (collectively, the "Indenture") between Old Swift and the Trustee.

                                    RECITALS:

1. Old Swift has heretofore executed and delivered to the Trustee the Indenture providing for the issuance of Old Swift's 7-5/8% Senior Notes due 2011 (the "Debt Securities").

2. The Board of Directors of Old Swift has determined it to be in the best interests of Old Swift to effect the formation of a holding company structure. Accordingly, Old Swift, New Swift and Operating have executed and delivered the Plan and Agreement and Articles of Merger to Form Holding Company dated December 16, 2005 and effective at 9:00 a.m., local time in Austin, Texas on December 28, 2005 (the "Merger Effective Time") pursuant to which:

     a. Old Swift will be merged into Operating, a Texas single member limited liability company and before the merger, an indirect subsidiary of Old Swift, with Operating being the survivor of the merger between Old Swift and Operating (the "Merger"),

     b. the outstanding capital stock of Old Swift will be converted b. into capital stock of New Swift, and

     c. at the Merger Effective Time, the corporate name of New Swift will be changed to "Swift Energy Company."

3. The Merger will be effected pursuant to Articles 5.01 and 5.03.H of the Texas Business Corporation Act ("TBCA"), which permits effectuation of such a merger without a vote of shareholders of Old Swift, and pursuant to
     Article 10.01 of the Texas Limited Liability Company Act ("TLLC Act").

4.   As a result of effectuation of the Merger:

     a.   New Swift will become a holding company, and

     b.   Operating will become a wholly owned subsidiary of New Swift.

5. Immediately following the Merger, Operating will dividend to New Swift all of the stock of Swift Energy International, Inc., a Delaware corporation.




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6.   New Swift will then form a new Delaware corporation, Swift Energy USA, Inc.
     ("USA").

7. On December 28, 2005 at 1:00 p.m., local time in Austin, Texas (the "Capitalization Effective Time"), New Swift will capitalize USA as a new subsidiary by contributing to USA 100% of the membership interests in Operating in exchange for 100% of the stock of USA, causing Operating to become a direct subsidiary of USA and an indirect subsidiary of New Swift.

8. Section 10.01 of the Indenture provides that Old Swift may not consolidate with or merge with or into any Person unless such Person is organized and existing under the laws of the United States or any state thereof and the successor company by virtue of the Merger, in this case Operating, expressly assumes, by supplemental indenture executed and delivered to the Trustee, all the obligations of Old Swift under the Debt Securities and the Indenture.

     a. New Swift and Operating intend to assume, jointly and severally, all of the covenants, agreements and obligations of Old Swift under the Debt Securities and the Indenture with respect to the indebtedness previously issued by Old Swift under the Indenture.

     b. In no event as a result of this Supplemental Indenture or the assumption by New Swift of the obligations of Old Swift under the Indenture, will Operating be released from the obligations under the Debt Securities and the Indenture that it is assuming herein.

9. Pursuant to Sections 9.01(a) and 9.01(f) of the Indenture, the Trustee and Old Swift are authorized to execute and deliver this Supplemental Indenture without notice to or consent of any Securityholder.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                    ARTICLE 1

     Section 1.1 Definitions.

             (a) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

             (b) The term  "Subsidiary"  in the   Indenture   shall   refer to a
direct  or indirect subsidiary of either New Swift or Operating.



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             (c) Whenever  the   phrase   "the    Company  and  its   Restricted
Subsidiaries" is used in the Indenture, it shall mean New Swift and all of its Restricted Subsidiaries, including Operating, on a consolidated basis.

             (d) Whenever the term "the Company" is used in the Indenture, except when that term is used with respect to past events, it shall mean either or both of New Swift and Operating, as appropriate, so as to enable compliance with, and confer the rights under, the covenants, agreements, terms and obligations of the Indenture and the Debt Securities.

     Section 1.2 Assignment and Assumption. Operating and New Swift hereby assume, jointly and severally, all of Old Swift's covenants, agreements and obligations under the Indenture and the Debt Securities at the Merger Effective Time and as such shall thereafter be obligated to timely pay, perform and discharge, each and every obligation of Old Swift under and with respect to the Indenture and the Debt Securities. Operating and New Swift agree that, this Supplement creates a co-obligation of each of them to comply with the covenants, agreements and obligations of Old Swift under the Debt Securities and the Indenture and that, as between Operating and New Swift, the co-obligation created by this Supplement is full and unconditional. Old Swift hereby assigns, at the Merger Effective Time, its rights and obligations under the Indenture and the Debt Securities to Operating and New Swift.

     Section 1.3 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                                   ARTICLE 2

     Section 2.1 Effectiveness. Although this Supplemental Indenture may be executed and delivered by the parties hereto prior thereto, the provisions hereof shall not become effective unless and until the Merger becomes effective under the TBCA and the TLLC Act and, under such circumstances, shall become effective concurrently with the Merger Effective Time. From and after the Merger Effective Time the Indenture, as hereby supplemented, amended and modified, shall remain in full force and effect.

     Section 2.2 References. Each reference in the Indenture of this Supplemental Indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this Supplemental Indenture, except where the context otherwise indicates.

     Section 2.3 Benefit. All the covenants, provisions, stipulations and agreements contained in this Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners of the Debt Securities.




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     Section 2.4 Counterparts. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 2.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section  2.6  Trustee  Makes  No  Representation.   The  Trustee  makes  no
representation as to the validity or sufficiency of this Supplemental Indenture.

     Section 2.7 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction thereof.



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     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Supplemental
Indenture to be effective at the Merger Effective Time.



                                      SWIFT ENERGY COMPANY


                                      By: /s/ Terry E. Swift
                                         -------------------------------------
                                         Terry E. Swift, Chief Executive Officer


                                      NEW SWIFT ENERGY COMPANY


                                      By: /s/ Bruce H. Vincent
                                         ---------------------------------------
                                         Bruce H. Vincent, President


                                      SWIFT ENERGY OPERATING, LLC


                                      By: /s/ Alton D. Heckaman, Jr.
                                         ---------------------------------------
                                         Alton D. Heckaman, Jr.,
                                         Executive Vice President


                               WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee


                               By: /s/ Melissa Scott
                                  ----------------------------------------------
                                  Name:  Melissa Scott
                                  Title: Vice President











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